Exhibit 10.31

2013 OPTION AWARD AGREEMENT

THIS OPTION AWARD AGREEMENT (this “Agreement”), dated as of [                                ] (the “Grant Date”) is made by and between Samson Resources Corporation, a Delaware corporation (hereinafter referred to as the “Company”), and the individual (the “Optionee”) whose name is set forth on the signature page hereof, who is a Participant. Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Samson Resources Corporation 2011 Stock Incentive Plan, as amended, modified or supplemented from time to time (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts in connection with his or her Employment by, or performance of other services for, the Company, Samson Investment Company, a Nevada corporation and a wholly owned subsidiary of the Company (“Samson” and together with the Company and their direct and indirect subsidiaries, the “Company Group”), the Company wishes to afford the Optionee the opportunity to purchase a number of Shares (which Shares shall entitle the Optionee to any and all rights and benefits to which the holder of such Shares may be provided), subject to the terms and conditions set forth herein and in the Plan; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee, appointed to administer the Plan, has instructed the undersigned officers to issue this Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1. Cause

“Cause” means the occurrence of any of the following events: (a) Optionee’s commission of any serious crime involving fraud, dishonesty or a breach of trust as to the Company Group (including but not limited to, misrepresentation, embezzlement, or misappropriation); (b) Optionee’s material violation of either (i) any applicable confidential and proprietary information policy of the Company Group or (ii) any applicable code of conduct policy of the Company Group, as then in effect; (c) Optionee’s conviction, guilty plea, no contest plea, deferred adjudication or other trial diversion regarding any felony or any crime involving moral turpitude; or (d) Optionee’s failure to perform his or her duties in any material respect (other than any failure resulting from Optionee’s incapacity due to physical or mental illness or disability) or Optionee’s gross negligence or intentional misconduct in the performance of his or her duties, including any act or acts which affect the image or reputation of the Company or any part of the Company Group or which result in material financial loss to any part of the Company Group. Notwithstanding the immediately preceding item (d), any of the circumstances described in said item (d) may not serve as the basis for Cause unless (x) the Company provides written notice to Optionee within thirty (30) days following the Company’s initial knowledge of the existence and effect of the event(s) constituting Cause and (y) Optionee fails to cure such event(s) within thirty (30) days after receipt of such notice. Furthermore, no act or failure to act by Optionee shall be considered “intentional” unless done or omitted to be done by Optionee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company Group.

Section 1.2. Employed or Employment

“Employed” or “Employment” means employment by the Company Group as an employee or the performance of services (whether as employee, consultant, director or other service provider) to the Company Group.

Section 1.3. Fiscal Year

“Fiscal Year” means each fiscal year of the Company.

Section 1.4. Good Reason

“Good Reason” means any of the following occurrences without an Optionee’s consent: (a) a diminution in Optionee’s annual base salary or annual cash target bonus opportunity; (b) relocation of Optionee’s current primary place of employment to a location that is more than 50 miles away from his or her current primary place of employment; or (c) a material diminution in Optionee’s duties and responsibilities with the Company on a continuing basis. Notwithstanding the foregoing, any of the circumstances described in the items immediately above may not serve as the basis for Good Reason unless (i) Optionee provides written notice to the Company within thirty (30) days of Optionee’s initial knowledge of the existence and effect of the event(s) constituting Good Reason and (ii) the Company Group fails to cure (to the extent curable) such events(s) within thirty (30) days after receipt from Optionee of such notice; provided that Good Reason will cease to exist with respect to an event thirty-one (31) days following Optionee’s initial knowledge of the existence and effect of such event, and Optionee will be deemed to have waived the right to claim Good Reason with respect to that event, provided further that the separate occurrence of an event similar to a waived event but arising out of new facts or circumstances will also constitute Good Reason and will be subject to a separate written notice and waiver procedure.

Section 1.5. Option

“Option” means the option to purchase Shares of the Company granted to the Optionee under Section 2.1 of this Agreement.

Section 1.6. 2013 Stockholder’s Agreement

“2013 Stockholder’s Agreement” means that certain Stockholder’s Agreement attached as Exhibit A to this Agreement.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Options; Exercise Price

For good and valuable consideration, upon the terms and conditions set forth herein and in the Plan, on and as of the Grant Date, the Company grants to the Optionee an option to purchase any part or all of an aggregate of the number of Shares set forth on the signature page hereof, at the exercise price set forth on the signature page hereof (which is the Fair Market Value per Share on the Grant Date), without commission or other charge.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Commencement of Exercisability

(a) Vesting. So long as the Optionee continues to be Employed through each relevant vesting date, the Shares subject to the Option shall vest based on elapsed time, such that the Option shall become vested and exercisable with respect to 20% of the Shares subject to such Option on each of the first five anniversaries of the Grant Date (each such date, a “Scheduled Vesting Date”).

(b) Death or Disability. Notwithstanding any of the foregoing, upon a termination of the Optionee’s Employment at any time by reason of the Optionee’s death or Disability, then 20% portion of the Option that would have become exercisable on the next Scheduled Vesting Date if the Optionee had remained Employed with the Company Group through such date will become vested and exercisable as of such termination.

(c) Change of Control. Notwithstanding any of Section 3.1(a) or (b) above, upon a Change of Control, any then-outstanding and unvested Option shall become immediately exercisable as to 100% of the Shares subject to such Option immediately prior to a Change of Control (but only to the extent such Option has not otherwise terminated or become exercisable).

Section 3.2. Expiration of Option

The exercisable portion of any Option (including any portion that becomes exercisable pursuant to Section 3.1(b) or Section 3.1(c) above prior to any termination of employment) shall lapse if not timely exercised pursuant to this Section 3.2. The Optionee must exercise the exercisable portion of the Option to any extent on or prior to the first to occur of the following events:

(a) the tenth anniversary of the Grant Date;

(b) the first anniversary of the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by reason of death or Disability;

(c) one hundred eighty (180) days after the date of an Optionee’s termination of Employment by the Company Group without Cause (for any reason other than as set forth in Section 3.2(b)) or by the Optionee for Good Reason;

(d) immediately upon the date of the Optionee’s termination of Employment by the Company Group for Cause;

(e) thirty (30) days after the date of the Optionee’s voluntary termination of Employment without Good Reason;

(f) the date the Option is terminated pursuant to Section 4 or 5 of the 2013 Stockholder’s Agreement; or

(g) if the Committee so determines pursuant to Section 7 or 8 of the Plan.

The portion of any Option that is not exercisable at the time of an Optionee’s termination of employment for any reason (and that does not become exercisable pursuant to Section 3.1(b) or (c) above prior to such termination) shall lapse and be of no further effect upon such termination of employment.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise

Except as expressly provided for herein, in the Plan or in the 2013 Stockholder’s Agreement, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the Disability or death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2, be exercised by the Optionee’s legatees, personal representatives, or distributees.

Section 4.2. Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided however, that any partial exercise shall be for whole Shares only.

Section 4.3. Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company all of the following on or prior to the time when the Option or such portion becomes unexercisable under Section 3.2, and the satisfaction of all of the foregoing shall be determined in the discretion of the Company:

(a) notice in writing signed by the Optionee or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) full payment of the exercise price applicable to any Option in cash, by check, in Shares (any such Shares valued at Fair Market Value on the date of exercise) that the Optionee has held for at least six months (or such lesser period of time as may be required by the Company’s accountants), through the withholding of Shares (any such Shares valued at Fair Market Value on the date of exercise) otherwise issuable upon the exercise of the Option in a manner that is compliant with applicable law, or a combination of the foregoing methods;

(c) execution and delivery, to the extent not previously executed and delivered, of the 2013 Stockholder’s Agreement and such other documents and instruments as may be reasonably required by the Committee under the Plan;

(d) full payment to the Company of all amounts which, under federal, state or local law, it (or an Affiliate) is required to withhold upon exercise of the Option, except as otherwise agreed to by the Company under the Plan;

(e) in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option; and

(f) if so requested by the Committee, an irrevocable voting proxy and power of attorney in favor of a designated member of the Board.

In addition, following an Initial Public Offering (as defined in the 2013 Stockholder’s Agreement), the Optionee may satisfy his or her obligations under Section 4.3(b) and/or (c) through the sale of Shares (or equity securities into which Shares are convertible) into the public market pursuant to a cashless exercise program that is compliant with applicable law, to the extent the sale of such Shares (or equity securities, as applicable) is permitted under the 2013 Stockholder’s Agreement.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act of 1933, as amended, and may issue stop-transfer orders covering such Shares.

Section 4.4. Conditions to Issuance of Shares

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary;

(b) the lapse of such reasonable period of time following the exercise of the Option as may otherwise be required by applicable law; and

(c) the execution and delivery, to the extent not previously executed and delivered by the Optionee, of the 2013 Stockholder’s Agreement applicable to the Optionee.

Section 4.5. Rights as Shareholder; Applicability of Plan and Stockholder’s Agreement

(a) The Optionee shall not be, and shall not have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable upon exercise of the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company; provided, however, that the Optionee shall be deemed to be admitted as a shareholder, retroactive to the date of exercise, once the criteria contained in Sections 4.3 and 4.4 hereof have been satisfied.

(b) The Option and any Shares issued to the Optionee upon exercise of the Option, in whole or in part shall be subject to all of the terms and provisions of the Plan. The Option (and any Shares issued to the Optionee upon exercise of the Option) is being granted subject to the terms and conditions of the 2013 Stockholder’s Agreement, with all such applicable terms hereby incorporated by reference and made a part hereof, regardless of whether the Optionee has executed such agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules and all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth in the Company’s books and records. By a notice given pursuant to this Section 5.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.2.

Section 5.3. Survival of Terms; Conflicts

(a) The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the 2013 Stockholder’s Agreement, to the extent applicable to the Option and such Shares. The Agreement remains subject to the terms of the Plan, and, in the event of any conflict between specific provisions of the Plan and the Agreement, the Plan shall control. In the event of any conflict between this Agreement, the 2013 Stockholder’s Agreement and any Stockholder’s Agreement to which the Optionee may already be a party, solely to the extent of the applicability of the terms thereof on the Option and Shares issued to the Optionee upon exercise of the Option, the terms of the 2013 Stockholder’s Agreement shall control.

(b) Notwithstanding anything in the paragraph above, nothing in this Agreement shall be read to require any change to the Plan that would affect the Company’s ability to rely on the exemption from registration under the Exchange Act available under Rule 12h-1(f) or Rule 12h-1(g), as amended. In any conflict between the provisions of this Agreement and the Plan that would affect the Company’s ability to rely on the exemption from registration under the Exchange Act available under Rule 12h-1(f) or Rule 12h-1(g), as amended, the provisions that comply with Rule 12h-1(f) or Rule 12h-1(g) (as applicable) will control. Notwithstanding the foregoing, the transfer restrictions on the Option and Shares set forth in this Agreement shall not be reduced, eliminated or otherwise altered except in accordance with the terms of this Agreement.

(c) The provisions of the Agreement shall survive the termination of the Agreement to the extent consistent with, or necessary to carry out, the purposes thereof.

Section 5.4. Amendment

Subject to Section 9 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.5. Governing Law

This Agreement shall be governed in all respects by the laws of the State of Delaware, without giving effect to the principal of conflict of laws.

Section 5.6. Disputes

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be treated as if it were a controversy under such Optionee’s employment agreement, but if such Optionee is not a party to any such employment agreement at the time of such dispute, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place in Tulsa, OK. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator. Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

Section 5.7. Conformity to Section 409A

It is intended that the Option be exempt from Section 409A, and this Agreement shall be interpreted accordingly. The Committee shall use commercially reasonable efforts to implement the provisions of this Section 5.7 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives or any part of the Company Group shall have any liability to Participants with respect to this Section 5.7 to the extent administered in accordance therewith.

Section 5.8. No Right of Employment or Service

Nothing contained herein shall confer on the Optionee any right to be continued in the Employ or service of the Company Group, constitute any contract or agreement of Employment or other service or affect an Employee’s status as an at-will Employee, nor shall anything contained herein affect any rights which the Company Group may have to change an Optionee’s compensation or other benefits or terminate such person’s Employment or association with the Company Group for any reason (with or without Cause, with or without compensation) at any time.

Section 5.9. Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

* * * * *

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SAMSON RESOURCES CORPORATION

By:
Name: Randy L. Limbacher Title: Chief Executive Officer and President

Optionee Signature Page to 2013 Option Award Agreement

Grant Date:
Option Grant: Aggregate number of shares of Common Stock for which the Option granted hereunder is exercisable (100% of number of shares):
Exercise Price per Share of Option:	$ per Share
Optionee: Optionee Address:

Acknowledged and agreed by the Optionee:

Name: